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                                                                    EXHIBIT 10-6


               AMENDMENT TO EXECUTIVE RETIRED LIFE INSURANCE PLAN

RESOLVED: That the GTE Corporation Executive Retired Life Insurance Plan (the "Plan") be amended in accordance with the following paragraphs:


         The Plan is amended by adding the following Appendix II at the end thereof:


                                  "APPENDIX II


         1. As used in this Appendix II, the terms "Transferred Employee," "Closing Date," "Accredited Service," "Products Plan," "Seller Pension Plan," "U.S. Company," "Subsidiaries" and "Affiliates" shall have the meanings ascribed to them by the Valenite Employee Agreement entered into as of December 21, 1992 by Cincinnati Milacron Incorporated, a Delaware corporation, and GTE Corporation, a New York corporation.

         2. A Transferred Employee who as of the Closing Date (i) has at least 15 years of Accredited Service under the Products Plan and combined years of age and Accredited Service under the Products Plan of at least 74, (ii) has at least 10 years of Accredited Service under the Products Plan and is at least 60 years of age, or (iii) satisfies the terms and conditions for a normal retirement pension under the Seller Pension Plan in which he participates on the Closing Date, as such requirements are in effect on the Closing Date, shall, upon retirements from the U.S. Company and its Subsidiaries and Affiliates, be eligible to obtain benefits under this Plan as in effect immediately before the Closing Date, based solely on the Transferred Employee's Base Salary and salary grade as of the Closing Date. A Transferred Employee shall not be considered to have retired for purposes of this Section 2 if he is employed by GTE Corporation and its Subsidiaries and Affiliates immediately following his retirement from the U.S. Company and its Subsidiaries and Affiliates.

         3. A Transferred Employee who is not described in Section 2 of this Appendix II shall not be eligible to obtain benefits under this Plan unless the Transferred Employee subsequently becomes eligible to obtain such benefits for reasons unrelated to his status as a Transferred Employee.

         4. This Resolution is effective as of the Closing Date under the Valenite Stock Purchase Agreement, dated as of December 21, 1992, between GTE Corporation, a New York corporation, and Cincinnati Milacron Incorporated, a Delaware corporation."